Exhibit 10.1

[EXECUTION]

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 27, 2026, is entered into by and among LULU’S FASHION LOUNGE HOLDINGS, INC., a Delaware corporation (“Holdings”), LULU’S FASHION LOUNGE PARENT, LLC, a Delaware limited liability company (“Parent”), and LULU’S FASHION LOUNGE, LLC, a Delaware limited liability company (“Lulus”, and together with Holdings, Parent and any other Person that at any time after the date hereof becomes a Borrower hereunder, jointly, severally and collectively, the “Borrowers” and each individually a “Borrower”), the Persons from time to time party to the Loan Agreement (as defined below) as Guarantors, the several financial institutions from time to time party to the Loan Agreement as Lenders, and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company (“WOCF”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A.            Borrowers, Guarantors, Lenders, and Administrative Agent have previously entered into that certain Loan and Security Agreement, dated as of August 14, 2025 (as amended to date, as amended hereby, and the same may be further amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Administrative Agent and the Lenders have made certain loans and financial accommodations available to Borrowers.

B.            Loan Parties have requested, and Administrative Agent and Lenders have agreed, to amend the Loan Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to Loan Agreement.

(a)           Section 1.01 of the Loan Agreement is hereby amended to insert the following new defined term in the appropriate alphabetical order:

““July 2026 Increased Inventory Availability Period” means the period (i) commencing on July 21, 2026 and (ii) ending on the date which is sixty (60) days thereafter. For the avoidance of doubt, the $25,000 fee payable under Section 2.04(g) of the Loan Agreement on the first day of each Increased Inventory Availability Period shall be due and payable upon the commencement of the July 2026 Inventory Availability Period.”

(b)           The definition of “Increased Inventory Availability Period” set forth in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Increased Inventory Availability Period” means:

(a) the July 2026 Increased Inventory Availability Period;

(b) at all times after the July 2026 Increased Inventory Availability Period through June 30, 2027, a period (i) commencing on the date on which the Administrative Agent receives written notice from the Administrative Borrower that the Borrowers have elected to include the Increased Inventory Formula Amount in the Revolver Borrowing Base and (ii) ending on the date which is sixty (60) days thereafter; provided, that, (A) the Borrowers cannot request more than one such Increased Inventory Availability Period under this clause (b); and (B) no such Increased Inventory Availability Period shall commence at any time that an Event of Default exists and is continuing; and

(c) at all times after June 30, 2027 through the third anniversary of the Closing Date, a period (i) commencing on the date on which the Administrative Agent receives written notice from the Administrative Borrower that the Borrowers have elected to include the Increased Inventory Formula Amount in the Revolver Borrowing Base and (ii) ending on the date which is sixty (60) days thereafter; provided, that, (A) the Borrowers cannot request more than two such Increased Inventory Availability Periods under this clause (c); and (B) no such Increased Inventory Availability Period shall commence at any time that an Event of Default exists and is continuing.”

(c)           The definition of “Increased Reporting Event” set forth in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Increased Reporting Event” means (a) the occurrence of an Event of Default or (b) any time that Excess Revolver Availability is less than $5,000,000 (or, solely during the July 2026 Increased Inventory Availability Period, $4,000,000).”

(d)           The definition of “Increased Reporting Period” set forth in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Increased Reporting Period” means the period commencing upon the occurrence of an Increased Reporting Event and continuing for (a) any period during which an Event of Default exists and (b) the period (i) commencing at any time Excess Revolver Availability is less than $5,000,000 (or, solely with respect to an Increased Reporting Event which occurs during the July 2026 Increased Inventory Availability Period, $4,000,000) and (ii) ending on the Business Day immediately following the date on which Excess Revolver Availability has been greater than or equal to $5,000,000 (or, solely with respect to an Increased Reporting Event which occurs during the July 2026 Increased Inventory Availability Period, $4,000,000) for thirty (30) consecutive days.”

2.             Amendment Fee. In consideration for entering into this Amendment, Borrowers hereby agree to pay to Administrative Agent, for the benefit of Lenders, an amendment fee in an amount equal to Ten Thousand and No/100 Dollars ($10,000.00) (the “Amendment Fee”). The parties hereby acknowledge and agree that the Amendment Fee has been fully earned by Administrative Agent, for the benefit of Lenders, as of the Amendment Effective Date (as defined below) in consideration for entering into this Amendment, and shall not be subject to refund or rebate for any reason.

3.              Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction, as determined by Administrative Agent, of the following conditions (such date, the “Amendment Effective Date”):

(a)           Amendment. Administrative Agent shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Increased Inventory Availability Fee. Administrative Agent shall have received a fee, for the benefit of itself and the Revolver Lenders, the fee of Twenty-Five Thousand and No/100 Dollars ($25,000.00) due and payable under Section 2.04(g) of the Loan Agreement as a result of the commencement of the July 2026 Increased Inventory Availability Period.

(c)           Amendment Fee. Administrative Agent shall have received the Amendment Fee.

(d)           Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement shall be true and correct in all material respects on and as of the date hereof (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(e)            No Default or Event of Default. No Default or Event of Default would result after giving effect to this Amendment.

4.             Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)            Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party.

(b)           Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(d)           Due Execution. The execution, delivery and performance of this Amendment are within the power of each Loan Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.

(e)           No Default. There exists no Default or Event of Default, in each case, immediately before and after giving effect to this Amendment.

5.              Reference to and Effect on the other Loan Documents.

(a)            Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)            Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Loan Parties to Administrative Agent and Lenders.

(c)            The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)           To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

6.             Loan Document. This Amendment shall constitute a Loan Document.

7.              Reaffirmation. Each Loan Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party grants liens or security interests in its properties or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, in any case under the Loan Documents, hereby (a) acknowledges, ratifies and confirms that all Obligations constitute valid and existing “Obligations” under the Loan Agreement (as amended by this Amendment), and (b) ratifies and confirms that (i) any and all Loan Documents to which it is a party and (ii) its respective guarantees, pledges, grants of security interests and other similar rights or obligations, as applicable, under each of the Loan Documents to which it is party, in each case, remain in full force and effect notwithstanding the effectiveness of this Amendment. Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Loan Agreement (as amended by this Amendment) and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations.

8.             Release. Effective on the date hereof, each Loan Party hereby waives, releases, remises and forever discharges Administrative Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom the Administrative Agent or any Lender would be liable if such persons or entities were found to be liable to such Loan Party from any and all claims, offsets, defenses and counterclaims, known or unknown, existing on or prior to the date hereof with respect to the Loan Agreement or any other Loan Document, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

9.              Governing Law; Dispute Resolution. SECTIONS 10.16 (“GOVERNING LAW: JURISDICTION, ETC.”) and 10.17 (“WAIVER OF RIGHT TO JURY TRIAL”) OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

10.            Miscellaneous. Sections 1.02 (“Certain Rules of Construction”), 10.01 (“Amendments, Etc.”), 10.02 (“Notices; Electronic Communications”), 10.06 (“Successors and Assigns”), 10.10 (“Counterparts; Integration; Effectiveness”), 10.12 (“Severability”) and 10.18 (“Waivers Regarding Insolvency Proceedings.”) of the Loan Agreement are incorporated herein by reference, and shall apply to this Amendment mutatis mutandis as if fully set forth herein.

[Remainder of page Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

LULU’S FASHION LOUNGE HOLDINGS, INC., a Delaware corporation

By:	/s/ Crystal Landsem
Name:	Crystal Landsem
Title:	CEO

LULU’S FASHION LOUNGE PARENT, LLC, a Delaware limited liability company

By:	/s/ Crystal Landsem
Name:	Crystal Landsem
Title:	CEO

LULU’S FASHION LOUNGE, LLC, a Delaware limited liability company

By:	/s/ Crystal Landsem
Name:	Crystal Landsem
Title:	CEO

[Signatures continue on following page]

[Signature Page to Second Amendment to Loan and Security Agreement]

ADMINISTRATIVE AGENT:

WHITE OAK COMMERCIAL FINANCE, LLC, as Administrative Agent

By:	/s/ Meredith Fitz
Name:	Meredith Fitz
Title:	Executive Vice President

LENDERS:

WHITE OAK ABL 3, LLC, as a Lender

By:	/s/ Meredith Fitz
Name:	Meredith Fitz
Title:	Executive Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]